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                                                                      EXHIBIT 11

                       NATIONAL AUTO FINANCE COMPANY, INC.
                    Computation of Earnings per Common Share
                (unaudited, in thousands, except per share data)


                                                                     Three Months Ended June 30,
                                                                     ---------------------------
                                                                        1997           1996
                                                                     ---------      ------------
Average number of common shares outstanding                              6,976

Pro forma shares outstanding                                                --             4,230

Common equivalent shares outstanding:                                       --                --
                                                                     ---------       -----------
     Stock options

Total common and common equivalent shares outstanding                    6,976             4,230
                                                                     =========       ===========

Net income (loss) before income taxes from Reorganization
     of partnership                                                  $    (530)      $     1,040
                                                                     =========       ===========

Net income (loss) as adjusted                                        $  (6,013)
                                                                      ========

Loss per share                                                       $  (0.09)
                                                                     =========

Loss per share as adjusted                                           $  (0.86)
                                                                     =========

Pro forma earnings per share                                                         $      0.25
                                                                                     ===========







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